SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PALAL MINING CORPORATION
(Exact name of registrant as specified in its charter.)

Nevada (State of incorporation of organization)	88-0435904 (I.R.S. Employer Identification Number)

1040 West Georgia Street
Suite 1160
Vancouver, British Columbia
Canada V6E 4H1
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Not Applicable	Name of each exchange of which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.[ x ]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-94631

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-94631) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-94631 on January 13, 2000. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1 3.2 4.1 10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11 10.12 99.1

Articles of Incorporation.
Bylaws.
Specimen Stock Certificate.
Mak 1 Claim.
Mak 2 Claim.
Mak 3 Claim.
Mak 4 Claim.
Mak 5 Claim.
Mak 6 Claim.
Mak 7 Claim.
Mak 8 Claim.
Mak 9 Claim.
Mak 10 Claim.
Statement of Trustee.
Deed.
Subscription Agreement.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of September, 2001.

PALAL MINING CORPORATION (Registrant)
BY:	/s/ Hugh Grenfal, Jr. Hugh Grenfal, Jr., President, Treasurer, Chief Financial Officer and member of the Board of Directors